    As filed with the Securities and Exchange Commission on February 6, 1998


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)           JANUARY 26, 1998
                                                 -------------------------------

Commission File Number:  1-11954
                       ---------------------------------------------------------

                              VORNADO REALTY TRUST
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                MARYLAND                                        22-1657560
--------------------------------------------------------------------------------
(State or other jurisdiction of incorporation)               (I.R.S. Employer
                                                          Identification Number)


PARK 80 WEST, PLAZA II, SADDLE BROOK, NEW JERSEY                        07663
--------------------------------------------------------------------------------
    (Address of principal executive offices)                          (Zip Code)



                                 (201)587-1000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)



                                      N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

This Form 8-K/A amends Vornado Realty Trust's Form 8-K's previously filed to include certain required financial statements and pro forma financial information.

ITEM 1-4.   NOT APPLICABLE.

ITEM 5.     OTHER EVENTS.


            On January 26, 1998, Vornado Realty Trust ("Vornado") entered into a definitive agreement to acquire a substantial portion of the real estate portfolio of the Kennedy family for approximately $625 million, consisting of $465 million in cash, $50 million in indebtedness and $110 million in Operating Partnership Units and Convertible Preferred Operating Partnership Units. The properties to be acquired ("The Merchandise Mart Group of Properties") include the Merchandise Mart in Chicago.

            The acquired real estate assets include a mixed-use portfolio of office, retail and showroom properties which aggregate approximately 5.3 million net rentable square feet. In addition to the Merchandise Mart, Vornado will acquire the Apparel Center in Chicago, the Washington Design Center and the Washington Office Center in Washington, D.C. The transaction also includes the acquisition of Merchandise Mart Properties Inc., which manages the properties and trade shows.

            The closing, which is expected in the second quarter, is subject to customary closing conditions.

            This transaction was arrived at through arms-length negotiations and was consummated through subsidiaries of Vornado Realty L.P. (the "Operating Partnership"). Vornado owns 92.4% of the Operating Partnership and is the sole general partner.

ITEM 6.     NOT APPLICABLE.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)-(b) There are filed herewith:

     (a) the historical Combined Statements of Revenues and Certain Operating Expenses of The Merchandise Mart Group of Properties and

     (b) the Condensed Consolidated Pro Forma Balance Sheet of Vornado Realty Trust as of September 30, 1997 and the Condensed Consolidated Pro Forma Income Statement of Vornado Realty Trust for the nine months ended September 30, 1997 and the year ended December 31, 1996, commencing on page 11, prepared to give Pro Forma effect to the proposed acquisitions of The Merchandise Mart Group of Properties and the previously reported proposed and completed acquisitions and investments (Mendik Company, 90 Park Avenue, Arbor Property Trust, Americold Corporation and URS Logistics, Inc. (collectively "Cold Storage"), The Montehiedra Town Center, Riese, Charles
     E. Smith Commercial Realty L.P., The Hotel Pennsylvania, 640 Fifth Avenue, One Penn Plaza and 150 East 58th Street). The Pro Forma data also includes information updated through September 30, 1997 for certain previously reported acquisitions which were disclosed in Form 8-K's previously filed with the Securities and Exchange Commission in 1997.


                                                                             PAGE
                                                                           REFERENCE
                                                                           ---------
The Merchandise Mart Group of Properties
 Independent Auditors' Report..............................................    4
 Combined Statements of Revenues and Certain Operating Expenses
   for the Year Ended December 31, 1996 (audited) and for the Nine
   Months Ended  September 30, 1997 and 1996 (unaudited)...................    5
 Notes to Statements of Revenues and Certain Operating Expenses
   for the Year Ended December 31, 1996 and for the Nine Months
   Ended September 30, 1997 and 1996.......................................    6

Pro Forma financial information
   Condensed Consolidated Pro Forma Balance Sheet at
     September 30, 1997.....................................................  11
   Condensed Consolidated Pro Forma Income Statement
     for the Nine Months Ended September 30, 1997...........................  12
   Condensed Consolidated Pro Forma Income Statement
     for the Year Ended December 31, 1996...................................  14
   Notes to Condensed Consolidated Pro Forma Financial Statements...........  16

ITEM 8-9.    NOT APPLICABLE.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Partners of the Partnerships and Members of the LLC's:

We have audited the accompanying combined statement of revenue and certain operating expenses (described in Note 2) of THE MERCHANDISE MART GROUP OF PROPERTIES ("Properties") (See Note 1) for the year ended December 31, 1996. This financial statement is the responsibility of the Properties' management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in the Form 8-K/A of Vornado Realty Trust and is not intended to be a complete presentation of the Properties' revenue and certain expenses.

In our opinion, the combined financial statement referred to above presents fairly, in all material respects, the revenue and certain operating expenses of The Merchandise Mart Group of Properties (See Note 1) for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                             ARTHUR ANDERSEN LLP

Chicago, Illinois
February 5, 1998

                    THE MERCHANDISE MART GROUP OF PROPERTIES

                                  (SEE NOTE 1)

                      COMBINED STATEMENTS OF REVENUES AND
                           CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996
           AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997

                                      YEAR
                                      ENDED           NINE MONTHS ENDED
                                   DECEMBER 31,          SEPTEMBER 30,
                                       1996          1996           1997
                                   -----------    -----------    -----------
                                                         (UNAUDITED)
REVENUES:
  Rentals, net                     $93,960,205    $71,846,361    $74,315,404
  Parking revenues                   1,143,589        879,466        835,817
  Interest income                      585,613        313,527        672,605
  Other income                         556,179        328,854        447,181
                                   -----------    -----------    -----------
      Total operating revenues      96,245,586     73,368,208     76,271,007
                                   -----------    -----------    -----------

CERTAIN OPERATING EXPENSES:
  Operating                        $13,967,421    $10,366,114    $10,747,111
  Real estate taxes                 12,572,053     10,104,028      9,951,373
  Marketing                          8,640,038      6,619,786      6,630,856
  Utilities                          5,405,971      4,311,182      5,235,391
  Administrative                     4,134,706      3,318,271      2,828,149
  Management fees (Note 5)           2,867,192      2,266,286      1,610,781
                                   -----------    -----------    -----------
      Total certain expenses        47,587,381     36,985,667     37,003,661
                                   -----------    -----------    -----------

  REVENUE IN EXCESS OF CERTAIN
    OPERATING EXPENSES             $48,658,205    $36,382,541    $39,267,346
                                   ===========    ===========    ===========

        The accompanying notes are an integral part of these statements.

                    THE MERCHANDISE MART GROUP OF PROPERTIES

         NOTES TO STATEMENTS OF REVENUE AND CERTAIN OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996
     AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)

1. ORGANIZATION

   The accompanying statement includes the accounts of the properties known as "The Merchandise Mart" owned by Merchandise Mart Owners, L.L.C. ("MMOL"), "The Apparel Center" owned by World Trade Center Chicago, L.L.C. ("WTCC"), "The Washington Office Center" of which the building is owned by WDC Associates Limited Partnerships ("WDCLP"), and the land is owned by Fourth and D Street Partners Limited Partnership ("FDS"), and "The Washington Design Center", of which the building is owned by Washington Design Center Limited Liability Company ("WDCLLC") and the land is owned by FDS (80.5714% interest) and Virginia Avenue Limited Partnership ("VALP") (19.4286% interest) (collectively referred to as the "Properties"). All of these properties are owned by the various interests of the Joseph P. Kennedy family, and all of these properties are being sold to Vornado Realty Trust.

   A breakdown of the occupied space of the Properties as of December 31, 1996 is as follows:

                             PERCENT SQUARE FOOTAGE 1996
                            -----------------------------
                             MMOL    WTCC   WDCLP  WDCLLC
                            ------  ------  -----  ------
    Office/Retail              39%   50%    100%     6%
    Home furnishing            23     -       -     82
    Contract furnishings       17     -       -     12
    Gift                       14     -       -      -
    Apparel                     -    50       -      -
    Market Suites               5     -       -      -
    Building products           2     -       -      -
                              ---   ---     ---    ---
                              100%  100%    100%   100%

2. BASIS OF PRESENTATION

The combined statement of revenue and certain operating expenses for the year ended December 31, 1996 and the nine months ended September 30, 1996 and 1997 relates to the operations of the Properties. The accompanying financial statement excludes certain expenses, such as interest, depreciation and amortization, professional fees, revenue and expenses related to land held for development which is not being sold to Vornado Realty Trust, and other costs not directly related to the operations of the Properties, in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Management is
   not aware of any material factors relating to the Properties which would cause the reported financial information not to be necessarily indicative of future operating results.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   a. BASIS OF REPORTING-The financial statement is presented on the accrual basis of accounting.

   b. RENTAL REVENUE-Rentals from tenants with scheduled rent increases and rent abatements are recognized as revenue on a straight-line basis over the respective lease term.

   c. USE OF ESTIMATES-The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. HOTEL LEASE

   WTCC is a party to a lease with a hotel operator whereby the operator, at its own expense, constructed a hotel atop The Apparel Center. The lease, which has a term of 65 years commencing January, 1977, provides for an annual base rental of $159,600, additional rent payable based on hotel revenue, as defined, and an allocation of certain real estate taxes, rehabilitation and maintenance costs.

5. TRANSACTIONS WITH AFFILIATES

   Merchandise Mart Properties, Inc. (Delaware) ("MMPI-(Del.)"), which is owned by certain of the owners of the Properties, owns Merchandise Mart Properties, Inc. ("MMPI"). As a convenience, certain amounts are disbursed or collected by one entity on behalf of another.

   a. The Properties reimburse MMPI for certain payroll-related expenses incurred on behalf of The Properties.

   b. The Properties paid MMPI management fees of $2,780,526 during 1996. Fees are calculated using various percentages of gross revenues as adjusted for uncollectible accounts and as summarized below:

                                                              APPLICABLE
                        TYPE OF REVENUE                       PERCENTAGE
      ----------------------------------------------------    ----------
      Showroom (Chicago)                                         3.0%
      Showroom (Washington D.C.)                                 2.0%
      Office, retail, exposition, hotel parking and tenant
        services                                                 1.5%

      During 1996, MMPI became a tenant of MMOL. MMPI is master leasing the entire 8th floor for the development and operation of the new market suite showrooms.

       The space consists of 163,133 rentable square feet. The lease period commenced June 1, 1996 through December 31, 2006, a term of 10 years, 7 months. MMPI shall pay to MMOL a monthly amount equal to the base rent, as defined. MMPI paid MMOL $1,141,931 during 1996.

       Mart Franchise Center, Inc., a subsidiary of MMPI, doing business as Franchising and Licensing World Center ("FLWC"), Inc., is currently master leasing 35,498 rentable square feet located on the 2nd floor of MMOL. The FLWC is a permanent exhibition/sales facility for the franchising and licensing industries as well as provides related support services. The lease period commenced January 1, 1996, and continues through March 31, 2016, a term of 20 years, 3 months. FLWC's monthly base rent is equal to $64,333 as required by the lease. FLWC's base rent under the terms and conditions within the lease was abated for a term of eleven
       (11) months effective January 1, 1996 through November 30, 1996.

6.  FUTURE MINIMUM RENTALS UNDER TENANT LEASES

    The Properties lease showroom, office and retail space under noncancellable operating leases with terms ranging from 1 to 15 years. Future minimum rentals to be received as of December 31, 1996, are summarized as follows:

                    Year ending December 31-
                        1997                                 $81,415,000
                        1998                                  76,822,000
                        1999                                  72,647,000
                        2000                                  61,575,000
                        2001                                  48,326,000
                        Future years                         200,861,000
                                                            ------------
                            Total future minimum rentals    $541,646,000
                                                            ============

7.  PROPERTY DAMAGE INSURANCE

    Property damage insurance for the Apparel Center and the Merchandise Mart is written on a combined, agreed amount basis. The combined, agreed amount exceeds the replacement value of the Apparel Center. However, based on management's evaluation, the combined replacement value of the Apparel Center and the Merchandise Mart structures and other personal property exceeds the insured coverage.

8.  SALE OF EQUIPMENT

    On December 31, 1996, pursuant to the Asset Purchase Agreement, MMOL sold and transferred to Unicom Thermal Technologies, Inc. ("UTT") certain fixtures and equipment to be used by UTT in the production of chilled water.

    The purchase price for the fixtures and equipment was, in the aggregate, $7,680,000. Payment of the purchase price is divided into three equal installments of $2,560,000. The first installment was received by MMOL on December 31, 1996. The second installment was received on December 30, 1997 and the third installment is due on December 31, 1998.

    Contemporaneously with the sale of fixtures and equipment, MMOL and UTT entered into a lease, pursuant to which MMOL will lease certain space to UTT in The Merchandise Mart and a chilled water service agreement by which UTT will provide The Merchandise Mart with chilled water.

    Pursuant to the chilled water service agreement UTT agreed to meet MMOL's cooling needs in the building up to the contract capacity on the terms and subject to the conditions set forth within the chilled water service agreement. MMOL is obligated to pay UTT the contract capacity charge equal to $90,735 usage charge or any other charges every month with respect to service during the term of this agreement.

    The commencement date was January 1, 1997. The term of this agreement is for twenty (20) years subject to early termination or extension as provided for within the agreement, as defined. Simultaneously MMOL and UTT entered into a lease agreement. The lease term is the same as specifically provided in the chilled water service agreement. Commencing on January 1, 2002 (the rent commencement date) UTT shall pay to MMOL an annual base rent equal to $155,000, payable in equal monthly installments. The base rent shall be adjusted on an annual basis in accordance with the escalation provision, as defined.

    UTT is obligated to pay all costs of the operation of UTT's business in the building, including utility charges. Following the expiration or termination of the chilled water service agreement, certain fixtures and equipment purchased by UTT pursuant to the asset purchase agreement are required to be returned to MMOL.

PRO FORMA FINANCIAL INFORMATION:

      The unaudited condensed consolidated pro forma financial information attached presents: (A) the condensed consolidated pro forma income statements of Vornado Realty Trust ("Vornado") for the year ended December 31, 1996 and the nine months ended September 30, 1997, as if (i) the proposed acquisition of The Merchandise Mart Group of Properties ("New Acquisition"), (ii) the previously reported proposed and completed acquisitions and investments (Mendik Company, 90 Park Avenue, Arbor Property Trust, Americold and URS (collectively "Cold Storage"), Montehiedra, Riese, Charles E. Smith Commercial Realty L.P., The Hotel Pennsylvania, 640 Fifth Avenue, One Penn Plaza and 150 East 58th Street) and (iii) the sale of common shares by Vornado and the use of proceeds therefrom, had occurred on January 1, 1996 and (B) the condensed consolidated pro forma balance sheet of Vornado as of September 30, 1997, as if the above acquisitions had occurred on September 30, 1997 or the date of acquisition, if earlier. The Pro Forma data also includes information updated through September 30, 1997 for certain previously reported acquisitions which were disclosed in Form 8-K's previously filed with the Securities and Exchange Commission in 1997.

      The unaudited condensed consolidated pro forma financial information is not necessarily indicative of what Vornado's actual results of operations or financial position would have been had these transactions been consummated on the dates indicated, nor does it purport to represent Vornado's results of operations or financial position for any future period. The results of operations for the period ended September 30, 1997 are not necessarily indicative of the operating results for the full year.

      The unaudited condensed consolidated pro forma financial information should be read in conjunction with the Consolidated Financial Statements and notes thereto included in Vornado's Annual Report on Form 10-K for the year ended December 31, 1996, as amended, and the Quarterly Report on Form 10-Q for the period ended September 30, 1997 and the Combined Statements of Revenues and Certain Operating Expenses of The Merchandise Mart Group of Properties included herein. In management's opinion, all adjustments necessary to reflect these transactions have been made. All share and per share amounts have been restated to reflect the 100% stock dividend announced on October 7, 1997.

                 CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1997
                                   (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                  HISTORICAL
                                          --------------------------    PREVIOUSLY                     PRO FORMA
                                                         PREVIOUSLY      REPORTED      PREVIOUSLY     ADJUSTMENTS
                                                          REPORTED       PRO FORMA      REPORTED          NEW              TOTAL
                                            VORNADO     ACQUISITIONS    ADJUSTMENTS     PRO FORMA     ACQUISITION        PRO FORMA
                                          -----------   ------------  --------------   -----------  -------------       ------------
ASSETS:
     Real estate, net                     $ 1,065,314    $ 140,823    $ 127,334  (A)   $ 1,911,170  $ 597,000   (CCC)   $ 2,508,170
                                                                        (14,301) (A)
                                                                        410,000  (SS)
                                                                        118,000  (TT)
                                                                         64,000  (TT)
     Cash and cash equivalents                117,215                    24,740  (B)        49,955                           49,955
                                                                        (92,000) (TT)
     Investment in and advances to
        Cold Storage                                                    204,000  (B)       204,000                          204,000
     Investment in and advances to
        Alexander's, Inc.                     107,446                                      107,446                          107,446
     Investment in partnerships and
        joint ventures                         58,177                    60,000  (B)       118,177                          118,177
     Investment in and advances to
        management companies                   13,250                                       13,250     28,000   (CCC)        41,250
     Officer's deferred compensation
        expense                                 4,170                                        4,170                            4,170
     Mortgage loans receivable                 84,663                                       84,663                           84,663
     Receivable arising from straight-
        lining of rents                        21,999                                       21,999                           21,999
     Other assets                              79,272       10,626       (2,554) (C)        87,344                           87,344
                                          -----------    ---------    ---------        -----------  ---------           -----------
                                          $ 1,551,506    $ 151,449    $ 899,219        $ 2,602,174  $ 625,000           $ 3,227,174
                                          ===========    =========    =========        ===========  =========           ===========

LIABILITIES:
     Notes and mortgages payable            $ 772,156    $ 124,879    $(310,000) (B)     $ 997,035  $  50,000   (CCC)   $ 1,512,035
                                                                        410,000  (SS)                 465,000   (CCC)
     Deferred leasing fee income               10,461                                       10,461                           10,461
     Officer's deferred compensation
        payable                                25,000                                       25,000                           25,000
     Other liabilities                         30,576       12,269                          42,845                           42,845
                                          -----------    ---------    ---------        -----------  ---------           -----------
                                              838,193      137,148      100,000          1,075,341    515,000             1,590,341
                                          -----------    ---------    ---------        -----------  ---------           -----------
Minority interest of unitholders in the
     Operating Partnership                    178,411                                      178,411    110,000   (CCC)       288,411
                                          -----------    ---------    ---------        -----------  ---------           -----------
EQUITY                                        534,902       14,301      127,334  (A)     1,348,422                        1,348,422
                                                                        (14,301) (A)
                                                                         (2,554) (C)
                                                                         90,000  (TT)
                                                                        598,740  (B)
                                          -----------    ---------    ---------        -----------  ---------           -----------
                                          $ 1,551,506    $ 151,449    $ 899,219        $ 2,602,174  $ 625,000           $ 3,227,174
                                          ===========    =========    =========        ===========  =========           ===========

                CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                   (UNAUDITED)
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   HISTORICAL
                                            --------------------------
                                                       PREVIOUSLY                      PREVIOUSLY  HISTORICAL
                                                        REPORTED          PRO FORMA     REPORTED       NEW         PRO FORMA
                                            VORNADO   ACQUISITIONS (1)   ADJUSTMENTS    PRO FORMA  ACQUISITION    ADJUSTMENTS
                                            -------   ----------------   -----------   ----------  -----------    -----------
REVENUES:
       Property rentals                     $113,353    $ 119,121       $ 1,775  (D)    $ 237,399    $ 74,315     $   1,922   (DDD)
                                                                          1,093  (GG)
                                                                          2,057  (VV)
       Expense reimbursements                 25,924       26,010                          51,934
       Other income                            2,550       10,024        (2,622) (E)        9,952       1,956
                                            --------     --------      --------          --------    --------     ---------
                                             141,827      155,155         2,303           299,285      76,271         1,922
                                            --------     --------      --------          --------    --------     ---------
EXPENSES:
       Operating                              48,557       72,281             -  (XX)     120,838      37,004        (1,611)  (EEE)
       Depreciation and amortization          15,040        7,908           368  (F)       37,101                     8,900   (FFF)
                                                                          1,956  (G)
                                                                            588  (HH)
                                                                         11,241  (UU)
       General and administrative              8,208        3,838        (1,607) (E)        9,285
                                                                         (1,154) (H)
       Amortization of officer's deferred
          compensation expense                18,747                                       18,747
                                            --------     --------      --------          --------    --------     ---------
                                              90,552       84,027        11,392           185,971      37,004         7,289
                                            --------     --------      --------          --------    --------     ---------
Operating income (loss)                       51,275       71,128        (9,089)          113,314      39,267        (5,367)
       (Loss) income applicable to
          Preferred Stock Affiliates                                     (6,270) (CC)       4,162
                                                                         10,432  (DD)
       Income applicable to Alexander's        4,186                                        4,186
       Equity in net income of
          management companies                   918                        964  (E)        1,882
       Equity in net income of investees         553          362           276  (I)        3,575
                                                                          2,384  (II)
       Interest income on mortgage
         notes receivable                     7,708                     (4,586) (J)        5,121
                                                                          1,999  (JJ)
       Interest and dividend income            9,125          899                          10,024
       Interest and debt expense             (30,972)     (15,671)        4,537  (K)      (55,272)                  (26,766)  (GGG)
                                                                         (4,410) (L)
                                                                            884  (M)
                                                                         (3,997) (KK)
                                                                         15,113  (LL)
                                                                        (20,756) (WW)
       Net gain on marketable securities         911                                          911
       Minority interest of unitholders in
          the Operating Partnership           (4,600)                    (3,084) (N)       (7,684)                   (4,410)  (LLL)
                                            --------     --------      --------          --------    --------     ---------
Net income (loss)                             39,104       56,718       (15,603)           80,219      39,267       (36,543)
Preferred stock dividends                    (10,096)                    (5,137) (O)      (15,233)
                                            --------     --------      --------          --------    --------     ---------
Net income (loss) applicable to
   common shares                            $ 29,008     $ 56,718      $(20,740)         $ 64,986    $ 39,267     $ (36,543)
                                            ========     ========      ========          ========    ========     =========
Net income per common share,
   based on 53,627,027 and
   72,725,331 shares, respectively          $   0.54
                                            ========

                                              TOTAL
                                            PRO FORMA
                                            ---------
REVENUES:
       Property rentals                     $ 313,636


       Expense reimbursements                  51,934
       Other income                            11,908
                                            ---------
                                              377,478
                                            ---------
EXPENSES:
       Operating                              156,231
       Depreciation and amortization           46,001



       General and administrative               9,285

       Amortization of officer's deferred
          compensation expense                 18,747
                                            ---------
                                              230,264
                                            ---------
Operating income (loss)                       147,214
       (Loss) income applicable to
          Preferred Stock Affiliates            4,162

       Income applicable to Alexander's         4,186
       Equity in net income of
          management companies                  1,882
       Equity in net income of investees        3,575

       Interest income on mortgage
          notes receivable                      5,121

       Interest and dividend income            10,024
       Interest and debt expense              (82,038)





       Net gain on marketable securities          911
       Minority interest of unitholders in
          the Operating Partnership           (12,094)
                                            ---------
Net income (loss)                              82,943
Preferred stock dividends                     (15,233)
                                            ---------
Net income (loss) applicable to
   common shares                            $  67,710
                                            =========
Net income per common share,
   based on 53,627,027 and
   72,725,331 shares, respectively          $     .93
                                            =========

                CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                   (UNAUDITED)
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                HISTORICAL
                                         --------------------------
                                                     PREVIOUSLY                    PREVIOUSLY  HISTORICAL
                                                      REPORTED        PRO FORMA     REPORTED        NEW       PRO FORMA      TOTAL
                                         VORNADO   ACQUISITIONS (1)  ADJUSTMENTS    PRO FORMA   ACQUISITION  ADJUSTMENTS   PRO FORMA
                                         -------   ----------------  -----------    ---------   -----------  -----------   ---------
OTHER DATA:
Funds from Operations (2):
    Net income (loss) applicable to
       common shares                    $  29,008     $ 56,718       $ (20,740)  $    64,986    $39,267    $ (36,543)  $    67,710
    Depreciation and amortization
       of real property                    14,623        5,807          14,153        34,583                   8,900        43,483
    Straight-lining of property rent
       escalations                         (2,317)      (2,050)         (3,832)       (8,199)    (2,319)      (1,922)      (12,440)
    Leasing fees received in excess
       of income recognized                 1,333                                      1,333                                 1,333
    Proportionate share of adjustments
       to income from equity
       investments to arrive at FFO         1,142          832          28,089        30,063                                30,063
    Non-recurring lease cancellation
       income and write-off of related
       costs                                           (11,581)                      (11,581)                              (11,581)
                                        ---------     --------       ---------   -----------    ------     ---------   -----------
                                        $  43,789     $ 49,726       $  17,670   $   111,185    $36,948    $ (29,565)  $   118,569
                                        =========     ========       =========   ===========    =======    =========   ===========

CASH FLOW PROVIDED BY (USED) IN:
    Operating activities                $  64,017     $ 41,294       $  13,607   $   118,918    $33,948    $ (29,565)  $   123,302
    Investing activities                $(670,755)    $ (5,732)      $(871,630)  $(1,548,117)   $     -    $(625,000)  $(2,173,117)
    Financing activities                $ 575,409     $ (9,235)      $ 794,113   $ 1,360,287    $     -    $ 625,000   $ 1,985,287

----------
(1) Certain revenue and expense items have been reclassified to conform to Vornado's presentation.
(2) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs which is disclosed in the Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of Vornado's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a supplemental measure of Operating performance and along with cash flow from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of Vornado to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations may not be comparable to similarly titled measures employed by other REITs since a number of REITs, including Vornado's, method of calculating funds from operations is different from that used by NAREIT. Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains or losses on sales of real estate. Funds from operations as disclosed above has been modified to adjust for the effect of straight-lining of property rentals for rent escalations and leasing fee income.

                CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                   HISTORICAL
                                            --------------------------
                                                        PREVIOUSLY                       PREVIOUSLY  HISTORICAL
                                                         REPORTED         PRO FORMA       REPORTED       NEW          PRO FORMA
                                             VORNADO  ACQUISITIONS (1)   ADJUSTMENTS     PRO FORMA   ACQUISITION     ADJUSTMENTS
                                             -------  ----------------  --------------   ----------  -----------  ----------------
REVENUES:
      Property rentals                      $ 87,424     $ 208,105      $ 7,071    (P)   $ 307,608     $ 93,960   $  1,600   (HHH)
                                                                            (44)   (Q)
                                                                          2,186   (MM)
                                                                          2,866   (ZZ)
      Expense reimbursements                  26,644        44,911                          71,555
      Other income                             2,819        14,463       (5,378)   (Q)      11,904        2,285
                                            --------     ---------      -------          ---------     --------   --------
                                             116,887       267,479        6,701            391,067       96,245      1,600
                                            --------     ---------      -------          ---------     --------   --------
EXPENSES:
      Operating                               36,412       128,618          (39)   (Q)     165,107       47,587     (2,867)  (III)
                                                                            116    (R)
                                                                              -   (BBB)
      Depreciation and amortization           11,589        18,515         (144)   (Q)      60,076                  11,867   (JJJ)
                                                                          9,981    (S)
                                                                          3,276    (T)
                                                                          1,872   (NN)
                                                                         14,987   (YY)
      General and administrative               5,167         8,956       (3,788)   (Q)       8,162
                                                                         (2,173)   (U)
      Amortization of officer's deferred
         compensation expense                  2,083                                         2,083
                                            --------     ---------      -------          ---------     --------   --------
                                              55,251       156,089       24,088            235,428       47,587      9,000
                                            --------     ---------      -------          ---------     --------   --------
Operating income (loss)                       61,636       111,390      (17,387)           155,639       48,658     (7,400)
      (Loss) income applicable to
         Preferred Stock Affiliates                                      (8,357)  (EE)       5,552
                                                                         13,909   (FF)
      Income applicable to Alexander's         7,956                                         7,956
      Equity in net income of
         management companies                  1,855                      1,471    (Q)       3,326
      Equity in net income of investees                      1,663        1,755    (V)       5,609
                                                                          2,191   (OO)
      Interest income on mortgage
         notes receivable                      2,579                      3,998   (PP)       6,577
      Interest and dividend income             3,151         2,536          (20)   (Q)       5,667
      Interest and debt expense              (16,726)      (34,692)       9,016    (W)     (71,537)                (35,688)  (KKK)
                                                                        (12,775)   (X)
                                                                          1,237    (Y)
                                                                        (10,072)  (QQ)
                                                                         20,150   (RR)
                                                                        (27,675) (AAA)
      Net gain on marketable securities          913                                           913
      Minority interest of unitholders in
         the Operating Partnership                                      (10,372)   (Z)     (10,372)                 (5,880)  (MMM)
                                            --------     ---------     --------           ---------    --------   --------
Net income (loss)                             61,364        80,897      (32,931)            109,330      48,658    (48,968)
Preferred stock dividends                                               (19,800)  (AA)     (19,800)
                                            --------     ---------     --------           ---------    --------   --------
Net income (loss) applicable to
   common shares                            $ 61,364      $ 80,897     $(52,731)          $ 89,530     $ 48,658   $(48,968)
                                            ========     =========     ========           =========    ========   ========
Net income per common share,
   based on 49,206,884 and
   68,604,267 shares, respectively          $   1.25
                                            ========




                                                TOTAL
                                              PRO FORMA
                                              ---------
REVENUES:
      Property rentals                        $ 403,168



      Expense reimbursements                     71,555
      Other income                               14,189
                                              ---------
                                                488,912
                                              ---------
EXPENSES:
      Operating                                 209,827


      Depreciation and amortization              71,943




      General and administrative                  8,162

      Amortization of officer's deferred
         compensation expense                     2,083
                                              ---------
                                                292,015
                                              ---------
Operating income (loss)                         196,897
      (Loss) income applicable to
         Preferred Stock Affiliates               5,552

      Income applicable to Alexander's            7,956
      Equity in net income of
         management companies                     3,326
      Equity in net income of investees           5,609

      Interest income on mortgage
         notes receivable                         6,577
      Interest and dividend income                5,667
      Interest and debt expense                (107,225)





      Net gain on marketable securities             913
      Minority interest of unitholders in
         the Operating Partnership              (16,252)
                                              ---------
Net income (loss)                               109,020
Preferred stock dividends                       (19,800)
Net income (loss) applicable to               ---------
   common shares                              $  89,220
Net income per common share,                  =========
   based on 49,206,884 and
   68,604,267 shares, respectively            $    1.30
                                              =========

                CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                              HISTORICAL
                                       --------------------------
                                                   PREVIOUSLY                    PREVIOUSLY   HISTORICAL
                                                    REPORTED        PRO FORMA     REPORTED        NEW       PRO FORMA       TOTAL
                                       VORNADO   ACQUISITIONS (1)  ADJUSTMENTS   PRO FORMA    ACQUISITION  ADJUSTMENTS    PRO FORMA
                                       -------   ----------------  -----------   ---------    -----------  -----------    ---------
OTHER DATA:
Funds from Operations (2):
   Net income (loss) applicable to
      common shares                    $ 61,364     $ 80,897       $   (52,731)  $    89,530   $ 48,658    $ (48,968)   $    89,220
   Depreciation and amortization
      of real property                   10,583       18,515            29,972        59,070                  11,867         70,937
   Straight-lining of property rent
      escalations                        (2,676)      (4,348)           (9,937)      (16,961)    (5,376)      (1,600)       (22,337)
   Leasing fees received in excess
      of income recognized                1,805                                        1,805                                  1,805
   Proportionate share of adjustments
      to income from equity
      investments to arrive at FFO       (1,760)       2,747            35,445        36,432                                 36,432
                                       --------     --------       -----------   -----------   --------    ---------    -----------
                                       $ 69,316     $ 97,811       $     2,749   $   169,876   $ 43,282    $ (38,701)   $   174,458
                                       ========     ========       ===========   ===========   ========    =========    ===========

CASH FLOW PROVIDED BY (USED) IN:
   Operating activities                $ 70,703     $ 87,735       $    33,510   $   191,948   $ 43,282    $ (38,701)   $   196,530
   Investing activities                $ 14,912     $ (8,930)      $(1,543,148)  $(1,537,166)  $      -    $(625,000)   $(2,162,166)
   Financing activities                $(15,046)    $(20,031)      $ 1,369,165   $ 1,334,088   $      -    $ 625,000    $ 1,959,088

----------
(1) Certain revenue and expense items have been reclassified to conform to Vornado's presentation.
(2) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs which is disclosed in the Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of Vornado's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a supplemental measure of Operating performance and along with cash flow from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of Vornado to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations may not be comparable to similarly titled measures employed by other REITs since a number of REITs, including Vornado's, method of calculating funds from operations is different from that used by NAREIT. Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains or losses on sales of real estate. Funds from operations as disclosed above has been modified to adjust for the effect of straight-lining of property rentals for rent escalations and leasing fee income.

         NOTES TO CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


NEW ACQUISITION (THE MERCHANDISE MART GROUP OF PROPERTIES):

     The acquisition of The Merchandise Mart Group of Properties will be recorded under "purchase accounting". The total purchase price is comprised of:

         Issuance of 299 Vornado Realty L.P.
            Class A units                                     $  12,000
         Issuance of 1,960 Vornado Realty L.P.
            Convertible Series B Preferred units                 98,000
         Debt:
              Assumed                                            50,000
              Borrowings                                        465,000
                                                              ---------
                                                              $ 625,000
                                                              =========

The purchase cost of $625,000 has been allocated in the pro forma financial statements as follows:

         Real estate                                          $ 597,000
         Investment in Management Company                        28,000
                                                              ---------
                                                              $ 625,000
                                                              =========

Pro Forma September 30, 1997 Balance Sheet:

(CCC) To reflect the acquisition of The Merchandise Mart Group of Properties through the issuance of 299 Class A units ($12,000), issuance of 1,960 Series B Preferred units ($98,000), assumption of existing property debt ($50,000), borrowings ($465,000) and investment in Management Company.

Pro Forma September 30, 1997 Income Statement:

(DDD) To adjust rentals for the nine month period ended September 30, 1997 arising from the straight-lining of tenant leases that contain escalations over the lease term.

(EEE) To record equity in Management Company equal to management fees charged to properties.

(FFF) Adjustment to depreciation expense for the nine month period ended September 30, 1997 for the acquisition of The Merchandise Mart Group of Properties.

(GGG) To accrue interest on (i) borrowings of $465,000 to finance the cash portion of the acquisition of The Merchandise Mart Group of Properties at 6.75% (the current rate in effect) and (ii) debt assumed of $50,000 at 8.6%.

(LLL) To reflect preferred dividend of 6%.

Pro Forma December 31, 1996 Income Statement:

(HHH) To adjust rentals for the year ended December 31, 1996 arising from the straight-lining of tenant leases that contain escalations over the lease term.

(III) To record equity in Management Company equal to management fees charged to properties.

(JJJ) Adjustment to depreciation expense for the year ended December 31, 1996 for the acquisition of The Merchandise Mart Group of Properties.

(KKK) To accrue interest on (i) borrowings of $465,000 to finance the cash portion of the acquisition of The Merchandise Mart Group of Properties at 6.75% (the current rate in effect) and (ii) debt assumed of $50,000 at 8.6%.
(MMM) To reflect preferred dividend of 6%.

PREVIOUSLY REPORTED ACQUISITIONS (MENDIK COMPANIES, 90 PARK AVENUE, ARBOR
            PROPERTY TRUST, AMERICOLD, URS, MONTEHIEDRA, RIESE, CHARLES E. SMITH COMMERCIAL REALTY, L.P., THE HOTEL PENNSYLVANIA, ONE PENN PLAZA, 150 EAST 58TH STREET AND 640 FIFTH AVENUE)

      Pro forma effect has been given to the above listed acquisitions in previously filed Form 8-K's during 1997 and is included in this document in a combined manner as "Previously Reported Acquisitions" for the historical information.

Pro Forma September 30, 1997 Balance Sheet:

(A) Assumed issuance of 2,998,304 common shares by Vornado, with a fair value of $127,334 (based on an average price of $42.469 per share), in exchange for all of the common shares of Arbor.

(B) To reflect the use of $598,740 of proceeds, net of $35,754 of offering costs, from the issuance of 14,100 common

         NOTES TO CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


      shares by Vornado for (i) $204,000 loan in connection with Cold Storage acquisition, (ii) $60,000 Charles E. Smith Realty Limited Partnership, and
      (iii) $310,000 reduction in debt. The remaining balance of $24,740 is reflected in cash and cash equivalents.

(C) Write-off of deferred assets of Arbor as reflected in the values allocated to the real estate and the debt in accordance with APB No. 16.

(SS) To reflect the acquisition of One Penn Plaza with borrowings from the Operating Partnership's revolving credit facility.

(TT) To reflect the use of $90 million of proceeds from the issuance of 2.1 million common shares by Vornado (exercise of over-allotment option by underwriters in November, 1997), net of expenses, and $92 million of existing cash for (i) the acquisition of 640 Fifth Avenue ($64 million) and (ii) 150 East 58th Street ($118 million).

Pro Forma September 30, 1997 Income Statement:

(D) To adjust rentals for the period from January 1, 1997 to April 14, 1997 arising from the straight-lining of property rentals for rent escalations based on the remaining terms of the applicable Mendik leases.

(E) To reflect adjustments required to record Vornado's investment in the Mendik management company for the period from January 1, 1997 to April 14, 1997 under the equity method of accounting.

(F) Increase in depreciation for the period from January 1, 1997 to April 14, 1997 due to allocation of the Mendik purchase price.

(G) Adjustment to depreciation based on allocation of the Arbor purchase price and the reclassification of the 90 Park Avenue investment to real estate.

(H) Reflects the elimination of Arbor management expenses in connection with the acquisition.

(I) Increase in equity in investees for the period from January 1, 1997 to April 14, 1997 due to net decrease in interest expense on refinanced Mendik debt.

(J) Elimination of interest income earned on mortgage loan receivable from 90 Park Avenue for the period prior to Vornado's acquisition of title to the land.

(K) Reflects decrease in interest expense and loan cost amortization for the period from January 1, 1997 to April 14, 1997 resulting from the reduction and refinancing of Mendik debt.

(L) Reflects interest expense of $4,410 for the period from January 1, 1997 to May 6, 1997 on the 90 Park Avenue investment of $185,000, based on an average interest rate of approximately 7.0%.

(M) Reflects elimination of amortization of deferred financing costs of $884 for the nine months ended September 30, 1997 on existing Arbor debt.

(N) To reflect preferential distributions for the period from January 1, 1997 to April 14, 1997 relating to the Mendik Transaction.

(O) To reflect preferred stock dividends at a rate of 6.50% plus offering costs for the period from January 1, 1997 to April 14, 1997 on the proportionate number of Series A Preferred Shares used to fund the Mendik acquisition.

(CC) To reflect Vornado's share of net loss per the Cold Storage Condensed Consolidated Pro Forma Income Statement for the Nine Months Ended September 30, 1997.

(DD) To reflect Vornado's share of the management fee income received from Cold Storage.

(GG) To reflect rent from new leases entered into with the Riese organization in connection with the acquisition.

(HH) Adjustment to depreciation expense for the period from January 1, 1997 to date of Riese and Montehiedra acquisitions based on the allocation of the purchase price.

(II) To reflect equity in income from investment in Charles E. Smith Commercial Realty Limited Partnership and the Hotel Pennsylvania.

(JJ) Adjustment to interest income for the period from January 1, 1997 to the date of the Riese acquisition on mortgage note receivable $41,000 at a rate of 9.75%.

(KK) Adjustment to interest expense for the period from January 1, 1997 to date of Riese and Montehiedra acquisitions based on the amount of the investments.

(LL) To reflect reduction of interest expense based on reduction of debt from the use of proceeds from Vornado's common stock offering.

(UU) Adjustment to depreciation expense for the nine month period ended September 30, 1997 for One Penn Plaza, 150 East 58th Street and 640 Fifth Avenue based upon their respective purchase price

(VV) To adjust rentals for the nine month period ended September 30, 1997 arising from the straight-lining of tenant leases that contain escalations over the lease term for One Penn Plaza, 150 East 58th Street and 640 Fifth Avenue.

(WW) To accrue interest at 6.75%, the current rate in effect, on borrowings under the Operating Partnership's revolving credit facility to finance the One Penn Plaza acquisition.

(XX) The above pro formas reflect fees for property management services paid to third parties. One Penn Plaza, 150 East 58th Street and 640 Fifth Avenue will be managed internally subsequent to their acquisitions, by the Mendik division. Management assumes significant cost savings can be anticipated, however, amounts can not presently be determined.

Pro Forma December 31, 1996 Income Statement:

(P) To adjust rentals arising from the straight-lining of property rentals for rent escalations based on the remaining terms of the applicable Mendik leases.

         NOTES TO CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(Q) To reflect adjustments required to record Vornado's investment in the Mendik management company under the equity method of accounting.

(R)   Increase in Mendik operating expenses due to contract changes.

(S) Increase in depreciation due to preliminary allocation of the Mendik purchase price.

(T) Adjustment to depreciation based on allocation of the Arbor purchase price and the reclassification of the 90 Park Avenue investment to real estate.

(U) Reflects the elimination of Arbor management expenses in connection with the acquisition.

(V) Increase in equity in investees, due to net decrease in interest expense on refinanced Mendik debt.

(W) Reflects decrease in interest expense and loan cost amortization resulting from the reduction and refinancing of the Mendik debt.

(X) Reflects interest expense on the 90 Park Avenue investment of $185,000, based on an average interest rate of approximately 7.0%.

(Y) Reflects elimination of amortization of deferred financing costs on existing Arbor debt.

(Z)   To reflect preferential distributions relating to the Mendik Transaction.

(AA) To reflect preferred stock dividends at a rate of 6.50% plus amortization of the underwriting discount on the proportionate number of Series A Preferred Shares used to fund the Mendik acquisition.

(EE) To reflect Vornado's share of net loss per the Cold Storage Condensed Consolidated Pro Forma Income Statement for the Year Ended December 31, 1996.

(FF) To reflect Vornado's share of the management fee income received from Cold Storage.

(MM) To reflect rent from new leases entered into with the Riese organization in connection with the acquisition.

(NN) Adjustment to depreciation expense for the Riese and Montehiedra acquisitions based on the allocation of purchase price.

(OO) To reflect equity in income from investment in Charles E. Smith Commercial Realty Limited Partnership and the Hotel Pennsylvania.

(PP) Adjustment to interest income on the mortgage note receivable with the Riese organization of $41,000 at a rate of 9.75%.

(QQ) Adjustment to interest expense for the Riese and Montehiedra acquisitions based on the amount of the investments.

(RR) To reflect reduction of interest expense based on reduction of debt from the use of proceeds from Vornado's common stock offering.

(YY) Adjustment to depreciation expense for the year ended December 31, 1996 for One Penn Plaza, 150 East 58th Street and 640 Fifth Avenue based upon their respective purchase price.

(ZZ) To adjust rentals for the year ended December 31, 1996 arising from the straight-lining of tenant leases that contain escalations over the lease term for One Penn Plaza, 150 East 58th Street and 640 Fifth Avenue.

(AAA) To accrue interest at 6.75%, the current rate in effect, on borrowings under the Operating Partnership's revolving credit facility to finance the One Penn Plaza acquisition.

(BBB) The above pro formas reflect fees for property management services paid to third parties. One Penn Plaza, 150 East 58th Street and 640 Fifth Avenue will be managed internally subsequent to their acquisitions, by the Mendik division. Management assumes significant cost savings can be anticipated, however, amounts can not presently be determined.

                              VORNADO REALTY TRUST


                                   SIGNATURES


              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                    VORNADO REALTY TRUST
                                                  ------------------------
                                                        (Registrant)



Date: February 6, 1998                               /s/ Irwin Goldberg
                                                  -------------------------
                                                       IRWIN GOLDBERG
                                                       Vice President,
                                                   Chief Financial Officer


                                     Page 19